Exhibit 99.1

ILUMIN SOFTWARE SERVICES, INC.

AND SUBSIDIARIES

Consolidated Financial Statements

For the Nine Months Ended September 30, 2005 and

the Year Ended December 31, 2004

with Report of Independent Auditors

iLumin Software Services, Inc. and Subsidiaries

Consolidated Financial Statements

For the Nine Months Ended September 30, 2005 and

the Year Ended December 31, 2004

Report of Independent Auditors

The Board of Directors and Stockholders
iLumin Software Services, Inc.

We have audited the accompanying consolidated balance sheets of iLumin Software Services, Inc. and Subsidiaries as of September 30, 2005 and December 31, 2004, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the nine months ended September 30, 2005 and the year ended December 31, 2004.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of iLumin Software Services, Inc. and Subsidiaries at September 30, 2005 and December 31, 2004, and the consolidated results of their operations and cash flows for the nine months ended September 30, 2005 and the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States.

December  5, 2005

iLumin Software Services, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$32,530	$2,126,162
Restricted cash	250,000	300,000
Accounts receivable, net of allowance for doubtful accounts of $45,134 and $252,155 at September 30, 2005 and December 31, 2004, respectively	2,351,900	5,058,066
Amount due from purchaser of Escrow.com	225,000	225,000
Prepaid expenses and other current assets	395,655	467,502
Total current assets	3,255,085	8,176,730

Restricted cash, noncurrent portion	250,000	250,000
Property and equipment, net	1,125,190	1,052,456
Intangible assets, net	43,333	140,833
Other assets	26,084	18,912
Total assets	$4,699,692	$9,638,931

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Promissory note payable under revolving line of credit	$2,000,000	$—
Equipment financing facility debt, current portion - secured	333,333	304,303
Accounts payable	1,780,762	2,014,094
Accrued expenses	1,225,097	1,436,788
Deferred revenue	3,088,486	3,752,321
Capital lease obligations, current portion	245,539	242,523
Total current liabilities	8,673,217	7,750,029

Equipment financing facility debt, net of current portion – secured	347,849	532,531
Capital lease obligations, net of current portion	212,612	280,651
Other long-term liabilities	206,514	287,178
Total liabilities	9,440,192	8,850,389

Stockholders’ equity (deficit):
Series A Redeemable Preferred Stock, $.001 par value: 487,152,664 shares authorized; 483,683,465 shares issued and outstanding	7,127,076	7,127,076
Series A-2 Redeemable Preferred Stock, $.001 par value: 247,750,870 shares authorized; 770,487 and 164,107 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	25,230	5,373
Series B Redeemable Preferred Stock, $.001 par value: 10,455,901 shares authorized, issued and outstanding	8,423,995	8,423,995
Common Stock, $.001 par value; 50,000,000 and 38,000,000 shares authorized at September 30, 2005 and December 31, 2004, respectively; 3,164,060 shares issued and outstanding at September 30, 2005 and December 31, 2004	51,539,028	51,539,028
Warrants	844,641	667,352
Accumulated deficit	(72,700,470)	(66,974,282)
Total stockholders’ equity (deficit)	(4,740,500)	788,542
Total liabilities and stockholders’ equity (deficit)	$4,699,692	$9,638,931

See accompanying notes.

iLumin Software Services, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Nine Mos. Ended September 30, 2005	For the Year Ended December 31, 2004
Revenue
Software fees and other	$4,106,739	$6,052,292
Maintenance	3,804,189	3,780,206
Professional services	2,090,505	3,092,295
Subscription revenue	69,321	106,314
Other revenue	72,430	33,835
Total revenue	10,143,184	13,064,942

Operating expenses
Sales and marketing	5,664,324	4,915,017
Commissions and royalties	2,472,331	2,937,367
Research and development	2,406,147	3,208,170
Professional services	1,827,458	3,840,221
General and administrative	2,702,471	3,154,026
Depreciation and amortization	596,779	2,674,125
Total operating expenses	15,669,510	20,728,926

Loss from operations	(5,526,326)	(7,663,984)

Other expense, net
Interest expense, net	(311,724)	(72,735)
Other expense, net	(14,684)	(13,045)
Total other expense, net	(326,408)	(85,780)

Loss from continuing operations	(5,852,734)	(7,749,764)

Discontinued operations
Escrow.com
Loss from operations	—	(256,935)
Gain on disposal	—	732,281
	—	475,346

Digital Suite Business
Income from operations	—	506,667
Gain on disposal	126,546	503,748
	126,546	1,010,415

Total discontinued operations	126,546	1,485,761

Net loss	$(5,726,188)	$(6,264,003)

See accompanying notes.

iLumin Software Services, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Year Ended December 31, 2004 and the Nine Months Ended September 30, 2005

	Series A Preferred Stock		Series A-2 Preferred Stock		Series B Preferred Stock		Common Stock			Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Warrants	(Deficit)	(Deficit)
Balance as of January 1, 2004	483,683,465	$7,127,076	—	$—	10,455,901	$8,410,207	2,795,215	$51,419,029	$640,503	$(60,710,279)	$6,886,536
Exercise of Series A-2 Preferred Stock Options by employees	—	—	164,107	5,373	—	—	—	—	—	—	5,373
Issuance of Series B Preferred Stock Warrants to Bank	—	—	—	—	—	—	—	—	26,849	—	26,849
Offering costs incurred to lawyers & investment bankers at actual in excess of amounts accrued in previous year	—	—	—	—	—	13,788	—	—	—	—	13,788
Issuance of common stock for Tumbleweed product line	—	—	—	—	—	—	368,845	119,999	—	—	119,999
Net loss	—	—	—	—	—	—	—	—	—	(6,264,003)	(6,264,003)
Balance as of December 31, 2004	483,683,465	7,127,076	164,107	5,373	10,455,901	8,423,995	3,164,060	51,539,028	667,352	(66,974,282)	788,542
Exercise of Series A-2 Preferred Stock Options by employees	—	—	606,380	19,857	—	—	—	—	—	—	19,857
Issuance of Series B Preferred Stock Warrants to Bank	—	—	—	—	—	—	—	—	177,289	—	177,289
Net loss	—	—	—	—	—	—	—	—	—	(5,726,188)	(5,726,188)

Balance as of September 30, 2005	483,683,465	$7,127,076	770,487	$25,230	10,455,901	$8,423,995	3,164,060	$51,539,028	$844,641	$(72,700,470)	$(4,740,500)

See accompanying notes.

iLumin Software Services, Inc. and Subsidiaries

Statements of Cash Flows

	For the Nine Mos. Ended September 30, 2005	For the Year Ended December 31, 2004
Cash flows from operating activities
Net loss	$(5,726,188)	$(6,264,003)
Income from discontinued operations	126,546	1,485,761
Loss from continuing operations	(5,852,734)	(7,749,764)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	596,779	2,674,125
Provision for doubtful accounts	56,963	200,007
Non-cash interest expense related to warrants issued to Bank	177,289	26,849
Non-cash stock-based compensation related to exercise of employee Series B Preferred Stock options	16,219	4,388
Changes in operating assets and liabilities, net of acquisitions:
Restricted cash	50,000	(199,706)
Accounts receivable	2,649,203	(2,740,386)
Prepaid expenses and other assets	100,333	(190,941)
Accounts payable	(230,719)	1,414,528
Accrued expenses	(211,691)	152,483
Deferred revenues	(663,835)	1,651,733
Other long-term liabilities	(80,664)	86,341
Net cash used by continuing operating activities	(3,392,857)	(4,670,343)
Net cash used by discontinued operations	—	(165,869)
Net cash used by operating activities	(3,392,857)	(4,836,212)

Cash flows from investing activities
Cash restricted as security deposit on office facility	—	(250,000)
Purchases of property and equipment	(446,372)	(582,529)
Cash paid in connection with Tumbleweed acquisition	—	(100,000)
Cash received in connection with sale of Escrow.com	—	650,000
Cash received in connection with sale of Digital Suite Business	90,888	274,578
Net cash used by investing activities	(355,484)	(7,951)

Cash flows from financing activities
Proceeds from promissory note payable under revolving line of credit	2,000,000	—
Proceeds from equipment financing facility debt	87,090	912,910
Payments against equipment financing facility debt	(242,742)	(76,076)
Payments on capital leases	(193,277)	(166,258)
Proceeds from exercise of Series A-2 Preferred Stock options	3,638	985
Net cash provided by financing activities	1,654,709	671,561

Net decrease in cash and cash equivalents	(2,093,632)	(4,172,602)
Cash and cash equivalents at beginning of year	2,126,162	6,298,764
Cash and cash equivalents at end of year	$32,530	$2,126,162

See accompanying notes

iLumin Software Services, Inc. and Subsidiaries

Statement of Cash Flows – Supplemental Information

(Continued from page 7)

	For the Nine Mos. Ended September 30, 2005	For the Year Ended December 31, 2004
Cash paid for interest	$250,174	$67,973

Noncash investing and financing activities
Assets acquired under capital leases	$128,254	$554,679

Tumbleweed product line acquisition
Intangible assets acquired in acquisition	$—	$159,999
Maintenance liability assumed by Company	$—	$40,000
Common Stock issued in connection with this acquisition	$—	$119,999

Liability for deferred revenue from Digital Suite Business assumed by the Buyer	$—	$270,316

See accompanying notes

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2005 and

the Year Ended December 31, 2004

Note 1 - ORGANIZATION AND BASIS OF PRESENTATION

Description of Business and Organization

iLumin Software Services, Inc. (“iLumin” or “the Company”) was  initially incorporated in the state of Utah on November 20, 1998, under the name “iLumin, Inc.”, as a subsidiary of Intelliquest Technologies, Inc. (“Intelliquest”).  On January 1, 1999, Intelliquest was merged into iLumin, which remained as the surviving corporation.  The Company was then incorporated in the state of Delaware in conjunction with a reorganization that moved its state of incorporation from the state of Utah.

The Company is a provider of comprehensive “Enterprise Message Management” software products and services that provide customers with intelligent enterprise message surveillance, archival, email security, encryption, and electronic signature services and solutions.

During 2002, the Company acquired two companies—Escrow.com and Assentor—for a combination of cash and stock (see Note 4). These acquisitions were consolidated into the operations of the Company from the date of acquisition.

During December 2003, the Company’s management entered into plans for the sale of Escrow.com.  The Company reflected losses from discontinued operations for Escrow.com during the year ended December 31, 2004 up to the date of its sale to a third party in May 2004.  Discontinued operations for the year ended December 31, 2004 also reflects the income from operations of its Digital Suite Business, which was sold in November 2004, up to the date of its sale to a third party.

During January 2004, the Company acquired substantially all of the assets of Tumbleweed Communications Corp. for a combination of cash and stock (See Note 4).

The Company’s operations are subject to certain risks and uncertainties associated with technology-oriented companies including, among others, the susceptibility of the Company’s products and services to rapid technological change, current and potential competitors with greater resources, dependence on significant customers, lack of operating history and uncertainty of future profitability and possible fluctuations in financial results.  The Company became a wholly-owned subsidiary of Computer Associates International, Inc. (“CA”) on October 14, 2005 as result of an “Agreement and Plan of Merger” dated September 30, 2005.  Accordingly, Management believes that existing working capital, combined with the available resources from its new parent, will be sufficient to fund ongoing operations.

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of purchase to be cash and cash equivalents. Cash equivalents at September 30, 2005 and December 31, 2004 consisted of investments in money market accounts and certificates of deposit.

Restricted Cash

Restricted cash consists of monies that are restricted relating to two surety bonds required for the Company to do business in the states of Utah and California, a security deposit posted to the landlord of its Reston, VA office and a “Software License and Services Agreement” between the Company a customer.

The surety bonds are secured by letters of credit, in the amount of $50,000 each, which are secured by a security interest in all securities, cash, and other financial assets held in certain accounts.  In January 2005, the restricted cash related to California was paid directly to the state as a deposit and, therefore, is included in “Prepaid assets and other current liabilities”, not as restricted cash at September 30, 2005.

During 2004, the Company entered into a “Software License and Services Agreement” with a customer.  This agreement called for the Company to deliver a letter of credit in the amount of $200,000, no later than July 15, 2004, that would allow the customer to draw upon the letter of credit for the sole purpose of maintaining the products in the event that the Company ceases to do business or support the products sold to them.  The letter of credit has a one-year term that automatically renews, unless the Company provides at least thirty-day written notice, to a maximum of five years.

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The security deposit, pursuant to the “Deed of Lease” between the Company and the landlord of its corporate headquarters in Reston, VA, called for the Company to deliver an unconditional and irrevocable letter of credit in the face amount of $250,000.  This letter of credit is required to be issued for an effective period of time spanning the remainder of the lease term which expires in May 2009, otherwise, the Company must replace the letter of credit, at least 30 days prior to its expiration, with a new letter of credit in the same amount and upon the same terms as the original.  This amount is being reported as a noncurrent asset on the balance sheet.

Accounts Receivable

The Company reports accounts receivable inclusive of unbilled revenue and exclusive of data migration service income that has not yet been earned.  Unearned maintenance revenue that has been billed is included in the net balance reflected on the balance sheet.  The majority of customer balances are less than 61 days aged at both September 30, 2005 and December 31, 2004.  The Company does not anticipate writing off balances in excess of the reserves that were established.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash balances at financial institutions that may at times exceed federally insured limits.  The Company maintains its cash at high credit quality institutions and, as a result, believes credit risk related to its cash is minimal. The Company had two customers who accounted for 24% of consolidated revenues for the nine months ended September 30, 2005 and one customer who accounted for 16% of consolidated revenues for the year ended December 31, 2004 (See Note 11 under “Legal Matters”).

Fair Value of Financial Instruments

The fair value of the Company’s cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their carrying amount due to the relatively short maturity of these items.  The fair value of debt and capital lease obligations approximate their carrying amount as of September 30, 2005 and December 31, 2004, based on rates currently available to the Company for debt with similar terms and maturities.

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally two to seven years.  Leasehold improvements are amortized over the shorter of the useful life or remaining lease term.

Deferred Revenue

The “Deferred revenue” reported on the Company’s balance sheets consists principally of payments received in advance of maintenance services rendered.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123). Under APB 25, compensation expense is based on the difference, if any, on the date of the grant between the fair value of the Company’s stock and the exercise price of the option.

The Company accounts for equity instruments issued to non-employees in accordance with SFAS No. 123 and EITF 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services.”  Accordingly, the estimated fair value of the equity instruments is recorded on the earlier of the performance commitment date or the date the services required are completed.  In accordance with SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” (SFAS 148), the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation is as follows:

	For the Nine Months Ended September 30, 2005	For the Year Ended December 31, 2004
Net loss, as reported	$(5,726,188)	$(6,264,003)
Add: Amounts recognized as expense per APB 25	16,219	4,388
Deduct: Total stock-based employee compensation expense determined under the Black-Scholes model	(3,990,520)	(3,843,454)
Pro forma net loss	$(9,700,489)	$(10,103,069)

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Pro forma information regarding net loss is required by FAS 123, and has been determined as if the Company had accounted for its employee stock options under the Black-Scholes model of FAS 123.

Revenue Recognition

The Company recognizes revenues in accordance with the provisions of American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, “Software Revenue Recognition”, as amended by SOP 98-4, “Deferral of the Effective Date Revenue Recognition, With Respect to Certain Transactions.” SOP 97-2, as amended, generally requires revenues earned on software arrangements involving multiple elements such as software products, upgrades, enhancements, post-contract customer support (PCS), installation and training to be allocated to each element based on the relative fair values of the elements.  The fair value of an element must be based on evidence that is specific to the Company.  If evidence of fair value does not exist for all elements of a license agreement including PCS, and PCS is the only undelivered element, then the Company recognizes revenue for the license arrangement ratably over the term of the agreement.  If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then the Company recognizes revenues using the residual method.  Under the residual method, the fair value of the undelivered elements is deferred, and the remaining portion of the arrangement fee is recognized as revenue.

Revenue from consulting services is recognized using the proportional performance method for fixed-fee development arrangements or as the services are provided for time-and-materials arrangements.

Research and Development

The Company expenses its research and development costs associated with the development of the Company’s software product line.

Advertising Costs

Advertising costs are expensed as incurred.  Advertising expenses were $895,619 and $728,164 for the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively.

Straight-Line Rent

In accordance with the provisions of SFAS No. 13, entitled “Accounting for Leases”, the Company recognizes rent concessions and stated increases in rent on a straight-line basis over the lease term.  Accrued rent was $260,293 and $246,932 at September 30, 2005 and

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

December 31, 2004, respectively, and represents the cumulative liability that results from straight-lining the concessions and stated increases from the beginning of the lease for such facilities.  Rent expense included $354,613 and $394,014 attributed to straight-lined leases for the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively.

Impairment of Long-Lived Assets and Recoverability of Intangibles

The Company periodically evaluates the recoverability of the carrying value of its long-lived assets and identifiable intangibles whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable.  The Company considers historical performance and anticipated future results in its evaluation of potential impairment.  Accordingly, when indicators of impairment are present, the Company evaluates the carrying amounts of these assets in relation to the operating performance of the business and estimated future undiscounted cash flows associated with the asset.  No such impairment losses have been recognized to date.

Recent Accounting Pronouncements

In December 2004, the FASB issued a revision to SFAS No. 123, “Accounting for Stock-Based Compensation.”  This revised Statement, SFAS No. 123r, entitled “Share-Based Payment,” supercedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. It establishes standards for accounting for transactions in which an entity exchanges equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by issuance of those equity instruments.  This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.   This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services.”   This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.”  This Statement is effective for public entities that do not file as small business issuers as of the beginning of the first interim or annual period that begins after June 15, 2005.  The adoption of this Statement will have a material impact on the Company’s financial position and results of its operations.

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of:

	September 30, 2005	December 31, 2004
Computer equipment	$3,523,011	$3,231,008
Purchased software	1,652,080	1,511,058
Furniture and fixtures	155,979	155,979
Leasehold improvements	295,709	156,721
	5,626,779	5,054,766
Less: accumulated depreciation	(4,501,589)	(4,002,310)
	$1,125,190	$1,052,456

Depreciation expense is summarized as follows:

	For the Nine Months Ended September 30, 2005	For the Year Ended December 31, 2004
Depreciation included in:
Continuing operations	$499,279	$471,625
Discontinued operations for Escrow.com and Digital Suite Business	—	32,807
Total depreciation expense	$499,279	$504,432

Certain equipment held under capital leases, approximately $824,000 and $696,000 at September 30, 2005 and December 31, 2004, respectively, is included in computer equipment and is amortized using the straight-line method over the term of the lease.  Amortization of assets recorded under capital leases is included with depreciation and amortization expense.

NOTE 4 - ACQUISITIONS

Assentor

On October 26, 2002, the Company purchased Assentor, an unincorporated business unit of SRA International, Inc., a Delaware corporation. Assentor provides email and instant messaging scanning and archiving solutions for the securities regulatory compliance market.  The Company acquired substantially all of the net assets and assumed certain liabilities of the Assentor business for the cash purchase price of $4.5 million, which consisted of intangible assets valued at approximately $5.0 million less assumed net

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 4 – ACQUISITIONS (continued)

liabilities of approximately $0.5 million.  This acquisition was accounted for under the purchase method of accounting.  Accordingly, the operations of this acquired business are included in the Company’s results from the date of acquisition.  Assets and liabilities acquired in connection with this acquisition were recorded at their estimated fair market values.  The Company assigned a two-year economic useful life for the acquired intangible assets and is amortizing the assets over that period.

Tumbleweed Communications Corp.

On January 13, 2004, the Company acquired substantially all the assets of Tumbleweed Communications Corp. (“Tumbleweed”) in exchange for $100,000 in cash, approximately 369,000 common shares of iLumin, which equated to $119,999, and the assumption of $40,000 in liabilities.  The combined purchase price of approximately $259,999 (including closing costs) was allocated as follows: (i) $40,000 to maintenance liabilities assumed and (ii) $219,999 to customer lists.  The Company recorded the customer lists as intangible assets and is amortizing the assets over their estimated useful lives of two years.

Aggregate amortization and accumulated amortization of intangible assets  for all acquisitions

Amortization expense and accumulated amortization of intangible assets were as follows:

	For the Nine Months Ended September 30, 2005		For the Year Ended December 31, 2004
	Expense	Accumulated Amortization	Expense	Accumulated Amortization
Assentor*	$—	$5,000,000	$2,083,333	$5,000,000
Escrow.com*/**	—	2,758,568	344,821	2,758,568
Tumbleweed	97,500	216,667	119,167	119,167
	$97,500	$7,975,235	$2,547,321	$7,877,735

* fully amortized as of December 31, 2004

** reclassified as discontinued operation (See Note 5)

NOTE 5 - DISCONTINUED OPERATIONS

Escrow.com

In April 2002, the Company acquired 100% of Escrow.com, Incorporated (“Escrow.com”) in exchange for 122,688,339 shares of common stock valued at $6.8 million.  Escrow.com provided online transaction management technology and business escrow services that facilitate and accelerate e-commerce by assuring secure

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 5 - DISCONTINUED OPERATIONS (continued)

settlement.  Approximately $8.0 million of net assets were acquired by the Company in connection with the acquisition, including intangible assets of approximately $2.8 million.  In addition, approximately $1.2 million of net liabilities were assumed by the Company.  This acquisition was accounted for under the purchase method of accounting.  Accordingly, the operations of this acquired business were included in the Company’s results of operations from the date of acquisition.  Assets and liabilities acquired in connection with this acquisition were recorded at their estimated fair market values.  The Company assigned a two-year economic useful life to the intangible assets and is amortizing the assets over that period.

During December 2003, the Company committed to sell all the assets of Escrow.com with a net book value of approximately $489,000.  On December 31, 2003, the Company determined that the plan of sale criteria in FASB Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” had been met.  Accordingly, the Company determined that the carrying value of the assets was equal to the fair value less costs to sell, based on the evaluation of the assets as of September 30, 2003.

On May 7, 2004, the Company entered into an “Agreement and Plan of Merger” with an independent third party whereby the Company sold Escrow.com for $200,000 in cash plus a promissory note.  The promissory note provided for a first installment due in November 2004 of $500,000 plus 10% interest and a performance payment equal to the greater of 1) $600,000 plus 10% interest per annum from the date of closing or 2) an amount equal to 25% of the Gross Margins of Escrow.com for the one-year period from the closing date, which took place on May 28, 2004.

In accordance with terms of the of the agreement described in the preceding paragraph the Company received the $200,000 at the closing and received $450,000 in September 2004 which was accepted by the Company in lieu of the $500,000 plus 10% interest due in November 2004 because the amount was remitted early by the “Buyer.” Coincident to the one year period anniversary of the closing, in May 2005, the Buyer informed the Company of a dispute concerning the aggregate price it was required to pay the Company for the acquisition.  The Buyer and the Company entered into a “Settlement Agreement and Mutual General Release of All Claims” whereby the Company received a final payment from the Buyer of $225,000 in October 2005.  The Company has recorded a gain on the sale of Escrow.com of $732,281, reflected within “Discontinued Operations,” during the year ended December 31, 2004, based upon the settlement-reduced aggregate sales price of $875,000, as follows:

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 5 - DISCONTINUED OPERATIONS (continued)

Proceeds of the sale:
Cash received at closing in May 2004	$200,000
Discounted installment of $500,000 due in November 2004 paid in reduced amount as agreed in September 2004	450,000
Amount received in October 2005 in final settlement	225,000	(A)

Aggregate adjusted sales price	875,000

Carrying value of net assets acquired by Buyer on date of closing as tabled below	142,719

Gain on disposal of Net Assets of discontinued Escrow.com business	$732,281

(A)      This amount is reflected within Company “Current Assets” as “Amount due from purchaser of Escrow.com” at September 30, 2005 and December 31, 2004.

Net operations of Escrow.com are reported within discontinued operations on the consolidated statements of operations in the year ended December 31, 2004.  Revenue for Escrow.com for the year ended December 31, 2004 was $846,232. The following table presents the combined carrying amounts of the major classes of assets and liabilities of Escrow.com at May 28, 2004 (the closing on the sale of the Net Assets):

Current assets:
Cash	$111,020
Prepaid expenses and other current assets	43,793
Total current assets of discontinued operations	154,813
Other assets	23,027
Total assets of discontinued operations	$177,840

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 5 - DISCONTINUED OPERATIONS (continued)

Current liabilities:
Accounts payable	$18,425
Accrued liabilities	16,696
Total current liabilities of discontinued operations	$35,121

Carrying value of net assets on date of closing	$142,719

For the year ended December 31, 2004, the Company recorded a loss from discontinued operations related to Escrow.com of $256,935.

Digital Suite Business

In November 2004, the Company entered into a “Business and Asset Purchase Agreement” with an unrelated third party whereby it committed to sell its “Digital Suite Business.”  The terms of the agreement, dated November 12, 2004, provided for the Company to received $274,578 at the closing of the sale on that date, of which $24,500 of the proceeds was received in payment to the Company for computer equipment employed in the business by the Company and $78 was received in payment for all of the issued and outstanding shares of capital stock of the Company’s United Kingdom subsidiary, iLumin Limited.  The Company received the remaining $250,000 at the closing in consideration for the sale of the Digital Suite Business’ assets to the buyer and assumption by the buyer of that business’ liabilities, excluding the amounts separately designated for computer equipment and subsidiary capital stock outstanding. The agreement further provided for the Company to receive the aggregate sum of the Digital Suite ”Adjusted Net Revenue” collected by the Buyer from customer contracts or customers for the next 12 months from the transfer date up to $500,000 and 50% of such Adjusted Net Revenue from $500,000 to $1,000,000.  According to the agreement, Adjusted Net Revenue above $1,000,000 belongs to the buyer, with no additional earn-out payments to the Company.

During the year ended December 31, 2004, the Company recorded a gain on the sale of the Digital Suite Business of $503,748, reflected within “Discontinued Operations,”  based on an aggregate sales price of $544,894, including additional consideration provided for in the agreement in the form of an earn-out based on Adjusted Net Revenue. Below, is a summary of the gain on the sale of the Digital Suite Business of $503,748 recorded for the year ended December 31, 2004:

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 5 - DISCONTINUED OPERATIONS (continued)

Proceeds of the sale:
Total cash received from the buyer at the closing	$274,578
Company’s liability for deferred revenue from the Digital Suite Business assumed by the Buyer at the closing	270,316

Aggregate sales price	544,894

Carrying value of net assets acquired by Buyer on date of closing as tabled below	41,146

Gain on disposal of Net Assets of discontinued Digital Suite Business	$503,748

Additional contingent consideration in the form of an earn-out based on Digital Suite Business’ Adjusted Net Revenue, as per the Agreement, of $126,546 was earned by the Company from the Buyer, and recorded as “Gain on disposal” of Digital Suite Business, during the nine months ended September 30, 2005.

As of September 30, 2005 and December 31, 2004, there were no assets or liabilities of the Digital Suite Business that remained to be segregated within the consolidated balance sheet.  Net operations of the Digital Suite Business were reported within discontinued operations on the consolidated statements of operations for the year ended December 31, 2004, the year in which the Company closed on the sale of its Net Assets.  Revenue for the Digital Suite Business for the year ended December 31, 2004 was $1,433,043.  The following table presents the combined carrying amounts of the major classes of assets and liabilities of the Digital Suite Business at November 12, 2004 (the date of closing on the sale of the Net Assets):

Current assets:
Cash	$25,749
Prepaid expenses and other current assets	6,273
Total current assets of discontinued operations	32,022

Property and equipment, net	46,666

Total assets of discontinued operations	$78,688

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 5 - DISCONTINUED OPERATIONS (continued)

Current liabilities:
Accounts payable	$37,542

Total liabilities of discontinued operations	$37,542

Carrying Value of Net Assets on date of closing	$41,146

For the year ended December 31, 2004, the Company recorded income from discontinued operations related to the Digital Suite Business of $506,667.

NOTE 6 - DEBT

Revolving Line of Credit Facility and Equipment Term Loan Facility  with Silicon Valley Bank

On August 12, 2004, the Company agreed and accepted terms outlined in a memorandum of understanding from Silicon Valley Bank (the “Bank”) concerning the Bank’s intention to extend a $2,000,000 Revolving Line of Credit Facility (“Revolving Line”) and a $1,000,000 Equipment Financing Facility (“Equipment Facility”) to the Company pending the Bank’s performing its due diligence and definitive loan documents being signed by the Bank and the Company.  A “Loan and Security Agreement” between the Bank and the Company was signed on September 23, 2004.

Advances made under the Revolving Line, which was to expire on September 22, 2005, were limited to the lesser of the $2,000,000 commitment or a borrowing base tied to eligible accounts receivable, with a sublimit of $1,000,000 to support the issuance of letters of credit, business credit cards, foreign exchange risk management and cash management services.  Advances under the Revolving Line were evidenced by a Revolving Promissory Note delivered by the Company to the Bank on the date the agreement was signed.  Advances received under this line bore interest at floating Prime plus .25%, with interest payable monthly.  Principal under the Revolving Line was payable at the maturity date, although the balance due for principal might be reduced to zero from time to time during the term of the line.

The “Loan and Security Agreement” provided for the Bank to make advances under the Equipment Facility, not exceeding the $1,000,000 commitment, through June 30, 2005 to finance or refinance equipment purchased, as defined in the agreement, by the Company. Equipment advances were to be repaid in 36 equal monthly installments of principal plus

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 6 – DEBT (continued)

accrued interest at Prime plus 1%, commencing on the first day of the month following the date the advance was made.

Borrowings under the “Loan and Security Agreement” were secured by substantially all the assets of the Company on a first priority basis, except for certain permitted liens such as equipment acquisitions not financed with the Bank or related to taxes, fees, assessments or other government charges.

The “Loan and Security Agreement” contained affirmative and negative covenant compliance requirements to be met by the Company, including financial covenant provisions.  The financial covenants included maintenance of an agreement defined monthly “quick ratio” and minimum quarterly EBITDA (earnings before interest, taxes, depreciation and amortization) by the Company.  Other covenants involved, among other things, limits on Company distributions, investments and indebtedness, mergers, acquisitions and dispositions, and permission to make material changes in the business, management or its ownership.

On June 7, 2005, the Company entered into an “Intellectual Property Security Agreement” (“Intellectual Security”) with the Bank, whereby the Company specifically granted a security interest in its intellectual property consisting of copyrights, patents and trademarks, and proceeds derived therefrom such as license royalties and infringement suits.  The Intellectual Security was granted coincident to the Company entering into a “Forbearance Agreement” with the Bank on the same date, whereby the Bank agreed to a forbearance of the default provisions of the Loan and Security Agreement triggered by the Company’s failure to meet “Quick Ratio” compliances.  The forbearance period extended until July 31, 2005.  The Forbearance Agreement revised the Financial Covenant provisions and their measurement dates consistent with changing the maturity date of the Loan and Security Agreement to June 6, 2006, as well as resetting the borrowing base.

At December 31, 2004, the Company had not received any advances under the Revolving Line.  It drew down its first advance, in the amount of $515,000, under this line on March 23, 2005, and its indebtedness under this line was $2,000,000 at September 30, 2005.

The Bank had financed Company equipment purchases under the Equipment Financing Term Loan totaling $1,000,000 and $912,910 at September 30, 2005 and December 31, 2004,

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 6 – DEBT (continued)

respectively.  Maturities of the Equipment Financing Term Loan are as follows for the 12 month periods ending September 30:

2006	$333,333
2007	333,333
2008	14,516

$681,182

From time to time, the Company has entered into agreements with the Bank whereby the Bank received warrants to purchase Series B Preferred Stock of the Company, in order for the Bank to continue to provide financing for the Company.

NOTE 7 - OBLIGATIONS UNDER CAPITAL LEASES

The Company is the lessee of computer equipment and office equipment under capital lease agreements expiring through 2007.  The Company recorded the assets and related liabilities at the net present value of the lease payments using interest rates from 5% to 12% per annum.  Depreciation of the assets under capital leases is included in depreciation and amortization expense for the period.  The future minimum capital lease payments are as follows for the 12 month periods ending September 30,:

2006	$282,153
2007	195,983
2008	27,130
Total minimum lease payments	505,266
Less interest portion of payments	47,115
Present value of future minimum capital lease payments	458,151
Current portion	245,539
Obligations under capital lease long-term portion	$212,612

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 8 - STOCKHOLDERS’ EQUITY AND PREFERRED STOCK

Preferred Stock

Authorization

The Company is authorized to issue two classes of stock to be designated as Common Stock and Preferred Stock.  As of September 30, 2005, the total number of shares that the Company is authorized to issue is 795,654,077 shares, of which 50,000,000 shall be designated as Common Stock and 745,654,077 shall be designated as Preferred Stock.  The Common Stock and Preferred Stock both have par values of $0.001 per share.

487,152,664 of the authorized shares of Preferred Stock are designated as Series A Convertible Preferred Stock and 247,750,870 shares are designated as Series A-2 Convertible Preferred Stock, both with an issue price of $0.014735 per share.  10,455,901 of the authorized shares of Preferred Stock are designated as Series B Convertible Preferred Stock with an issuance price of $0.8129735.   274,642 of the authorized shares of Preferred Stock are designated as Series B-2 Convertible Preferred Stock with an issuance price of $0.8129735.

Series A Convertible Preferred Stock

During October 2002, the Company issued 302,626,600 shares of Series A Convertible Preferred Stock (“Series A”) for proceeds of $4,459,203.  Subsequently, in April 2003, the Company issued an additional 135,731,252 shares of Series A for proceeds of $2.0 million to be used only for Company operations.  The $0.001 par value of Series A was issued at $.014735 per share. During January 2003, approximately $653,000 of 8% secured convertible promissory notes held by management and related parties plus accrued interest were converted into 45,325,613 shares of Series A Preferred Stock at a conversion price of $0.014735 per share.  One of the related party members did not convert their promissory note and the Company returned their original principal of $100,000.

Each Series A share was convertible into common stock on a one-for-one basis on the date of issuance.  The proceeds from the initial shares issued were used to finance the purchase of Assentor while the proceeds from the subsequent shares were used for Company operations.  Series A stockholders are entitled to receive noncumulative cash dividends when and if declared by the Board of Directors at the rate of 8% of the Series A issuance price.  As a result of a 1-for-100 reverse common stock split effected by the Company in December 2003, each Series A share was subsequently convertible into approximately 0.01 shares of common stock.

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 8 - STOCKHOLDERS’ EQUITY AND PREFERRED STOCK (continued)

The holders of each share of issued and outstanding Series A are entitled to a number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted at the record date for determination.  Each share of Series A is convertible into shares of the Company’s common stock, subject to appropriate adjustments for stock splits, stock dividends, and certain other transactions.  The number of shares of common stock into which each preferred share is to be converted is determined by dividing the issue price of the respective series stock by the conversion price of the respective series at the time of conversion.

Series A is convertible at any time at the option of the holder, or is automatically converted upon the consent of at least a majority of the outstanding series preferred shares or upon the closing of a firm underwritten public offering of common stock that reflects a sale price of not less than $8.00 per share and that results in aggregate cash proceeds to the Company of not less than $15.0 million.

Series A stockholders are entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Company to any holders of common stock or any other class or series of stock of the corporation ranking junior to the Series A preferred stock on liquidation, the issue price for such shares plus any dividends declared but unpaid on such shares.

Additionally, immediately prior to a sale or merger of the Company, or the closing of an initial public offering, the holders of Series A will be entitled to receive, in stock at the then current fair market value, a preference payment equal to their respective initial investments multiplied by two.   Immediately prior to a sale or merger of the Company, or the closing of an initial public offering, the holders of Series A will be entitled to receive stock at the then current fair market value.

Series A-2 Convertible Preferred Stock

During January 2003, in connection with Board’s approval of the Company’s 2003 Equity Incentive Plan (see Note 9), the Company initially reserved 248,005,439 shares of Series A-2 Convertible Preferred Stock (“Series A-2”) for issuance under the Plan.  The initial issue price for Series A-2 shares was $.014735 per share.

Each share of preferred stock was convertible into common stock on a one-for-one basis on the date of issuance.  Series A-2 stockholders are entitled to receive noncumulative cash dividends when and if declared, out of funds legally available, by the Board of

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 8 - STOCKHOLDERS’ EQUITY AND PREFERRED STOCK (continued)

Directors at the rate of 8% of the Series A-2 issuance price.  As a result of a 1-for-100 reverse common stock split effected by the Company in December 2003, each Series A-2 share was subsequently convertible into approximately 0.01 shares of common stock.  The holders of each share of issued and outstanding Series A-2 are entitled to a number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted at the record date for determination.  Each share of Series A-2 is convertible into shares of the Company’s common stock, subject to appropriate adjustments for stock splits, stock dividends, and certain other transactions.  The number of shares of common stock into which each preferred share is to be converted is determined by dividing the issue price of the respective series stock by the conversion price of the respective series at the time of conversion.

Series A-2 is convertible at any time at the option of the holder, or is automatically converted upon the consent of at least a majority of the outstanding series preferred shares or upon the closing of a firm underwritten public offering of common stock that reflects a sale price of not less than $8.00 per share and that results in aggregate cash proceeds to the Company of not less than $15.0 million.

Series A-2 stockholders are entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Company to any holders of common stock or any other class or series of stock of the corporation ranking junior to the Series A-2 preferred stock on liquidation, the issue price for such shares plus any dividends declared but unpaid on such shares.

Additionally, immediately prior to a sale or merger of the Company, or the closing of an initial public offering, the holders of Series A-2 will be entitled to receive, in stock at the then current fair market value, a preference payment equal to their respective initial investments multiplied by two.  Immediately prior to a sale or merger of the Company, or the closing of an initial public offering, the holders of Series A will be entitled to receive stock at the then current fair market value.

Series B Convertible Preferred Stock

On December 20, 2003, the Company issued 10,455,901 shares of Series B Convertible Preferred Stock (“Series B”) for proceeds of $8.5 million.  The $.001 par value of Series B was issued at $.8129735 per share.  Each share of preferred stock is convertible into common stock on a one-for-one basis on the date of issuance.  Series B stockholders are entitled to receive noncumulative cash dividends when and as declared by the Board of

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 8 - STOCKHOLDERS’ EQUITY AND PREFERRED STOCK (continued)

Directors at the rate of 8% of the Series B issuance price prior and in preference to the holders of Series A, Series A-2, and Common Stock.

The holders of each share of issued and outstanding Series B are entitled to a number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted at the record date for determination. Each share of Series B is convertible into shares of the Company’s common stock, subject to appropriate adjustments for stock splits, stock dividends, and certain other transactions. The number of shares of common stock into which each preferred share is to be converted is determined by dividing the issue price of the respective series stock by the conversion price of the respective series at the time of conversion. Series B convertible preferred stock is convertible at any time at the option of the holder, or is automatically converted upon the consent of at least a majority of the outstanding series preferred shares or upon the closing of a firm underwritten public offering of common stock.

At any time on or after December 30, 2008, upon the written request of the holders of at least 55% of the then outstanding Series B Stock, the Company has to redeem in two annual installments all of the then outstanding shares of Series B by paying cash per share equal to the greater of the original issue price for the Series B, as adjusted for any stock splits, stock dividends, recapitalizations (or the like) plus all unpaid cumulative dividends on such shares.

The first Series B redemption date shall occur within ninety (90) days after the redemption request is given to the Company and the second redemption date shall occur on the first business day following the first anniversary of the first Series B redemption date.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of the Series A or any Junior Stock, the holders of Series B shall be entitled to be paid out of the assets of the Company legally available for distribution, an amount per share of Series B equal to the Series B original issue price, as adjusted for any stock dividends, any stock splits, stock dividends, recapitalizations (or the like) for each share held by them.  If, upon any such liquidation, dissolution, or winding up, the assets of the Company shall be insufficient to make payment in full to all hold of Series B of the Series B liquidation preference, then such assets shall be distributed among the holders of Series B then

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 8 - STOCKHOLDERS’ EQUITY AND PREFERRED STOCK (continued)

outstanding, ratably in proportion to the full amount to which they would otherwise by respectively entitled.

Additionally, immediately prior to a sale or merger of the Company, or the closing of an initial public offering, the holders of Series B will be entitled to receive, in stock at the then current fair market value, a preference payment equal to their respective initial investments multiplied by two.  Immediately prior to a sale or merger of the Company, or the closing of an initial public offering, the holders of Series B will be entitled to receive stock at the then current fair market value.

Series B-2 Convertible Preferred Stock

In September 2004, in order to provide for a limited rights Series B share as a subset to the Series B shares, the Company granted warrants, to Silicon Valley Bank, to buy up to 274,642 shares of Series B-2 Convertible Preferred Stock (“Series B-2”).  Series B-2 shares are identical, in substance, to Series B shares, with the exception that the holders of each share of issued and outstanding Series B-2 would not be entitled to the voting rights that Series B holders possess.  The issue price of these warrants was $0.8129735, with a term that expires 7 years after the issue date.

Common Stock

The Company was authorized to issue 50,000,000 and 38,000,000 shares of common stock, $0.001 par value, as of September 30, 2005 and December 31, 2004, respectively.  At both September 30, 2005 and December 31, 2004 there were 3,164,060 shares of common stock issued and outstanding.

In January 2004, the Company issued 368,845 shares of common stock valued at $119,999 to Tumbleweed in connection with the acquisition of substantially all the assets of Tumbleweed (see Note 4).

Common Stock Warrants

In September 2004, the Company granted 44,642 warrants to purchase Series B-2 Preferred Stock to the Silicon Valley Bank (“the Bank”) at a purchase price per share of $1.30 per share in order for the Bank to provide financing (See Note 6).  At December 31, 2004, this equated to 14,120 shares of iLumin common stock.  The warrants were immediately exercisable and were to expire in September 2011.  The Bank would have been entitled to exercise the warrants by paying the purchase price to the Company or, after an IPO, by delivering a written notice to the Company to effect a cashless exercise.

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 8 - STOCKHOLDERS’ EQUITY AND PREFERRED STOCK (continued)

The Company recorded a stock compensation charge (reflected as interest expense in the financial statements) of $26,849 in 2004 based on amounts actually received by the Bank in cash as a result of the Company being acquired by Computer Associates in October 2005 (See Note 14).  In June 2005 and September 2005, the Company granted the Bank 150,000 and 80,000 warrants, respectively, to purchase Series B-2 Preferred Stock, for similar reasons, at a purchase price of $1.30 and $.8129735 per share, respectively, resulting in the recording of an aggregate stock compensation charge of $177,289 in the nine month period ended September 30, 2005.

NOTE 9 - STOCK OPTIONS

1998 Stock Plan

Effective December 1998, the Board of Directors of the Company approved the Company’s 1998 Stock Plan (the Plan) under which employees, officers, directors and consultants of the Company or an affiliate or subsidiary were eligible for non-statutory stock options.  The exercise price of the stock options was to be above, at or below the fair market value of the stock on the date of grant.  The Plan provided for the issuance of options to purchase up to an aggregate 45,444 common shares.

The term of the options was not to exceed 10 years from the date of grant. Options vest at predetermined intervals determined by the Board of Directors. Options generally vested over four years with vesting of 25% after one year, then 6.25% per quarter. Activity under the Plan is summarized as follows:

	Exercisable Shares	Outstanding Shares	Weighted- Average Exercise Price
Outstanding at January 1, 2004		17,424	$72.46
Granted		—	—
Exercised		—	—
Cancelled or expired		(1,787)	21.01
Outstanding at December 31, 2004		15,637	$78.34
Exercisable at December 31, 2004	14,714		$78.07
Shares available for future issuance at December 31, 2004	29,492

Outstanding at January 1, 2005		15,637	$78.34
Granted		—	—
Exercised		—	—
Cancelled or expired		—	—
Outstanding at September 30, 2005		15,637	$78.34
Exercisable at September 30, 2005	15,637		$78.34
Shares available for future issuance at September 30, 2005	29,492

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 9 - STOCK OPTIONS (continued)

All of the options outstanding had exercise prices that range from $10.00 to $475.00.  The weighted average remaining contractual life of these options was 5.4 years and 6.0 years as of September 30, 2005 and December 31, 2004, respectively.  The weighted average exercise price was $78.34 at both September 30, 2005 and December 31, 2004.  The weighted-average exercise price in the table above reflects the effects of the 1-for-100 common stock split that occurred in December 2003.

2003 Equity Incentive Plan

Effective January 21, 2003, the Board of Directors of the Company approved the Company’s 2003 Equity Incentive Plan under which employees could purchase shares of Series A-2 Preferred Stock.  The initial exercise price was $0.006 per share.  The Company had reserved 248,005,439 shares of Series A-2 Convertible Preferred Stock for issuance under the Plan.  The term of the options was not to exceed 10 years from the date of grant.  The shares vested as follows: 12.5% six months after the date of issuance and 2.083% monthly thereafter over the next 42 months.

Activity under the Plan is summarized as follows:

	Exercisable Shares	Outstanding Shares	Weighted- Average Exercise Price
Outstanding at January 1, 2004		116,162,229	$0.0060
Granted		116,481,062	0.0071
Exercised		(164,107)	0.0060
Cancelled or expired		(33,551,685)	0.0061
Outstanding at December 31, 2004		198,927,499	$0.0066
Exercisable at December 31, 2004	64,483,228		$0.0061

Outstanding at January 1, 2005		198,927,499	$0.0066
Granted		51,388,132	0.0073
Exercised		(606,380)	0.0060
Cancelled or expired		(7,210,216)	0.0092
Outstanding at September 30, 2005		242,499,035	$0.0082
Exercisable at September 30, 2005	111,790,851		$0.0063

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 9 - STOCK OPTIONS (continued)

The outstanding options had exercise prices of either $0.006 or $0.012.  The weighted average remaining contractual lives of these options were 8.8 years and 9.2 years and the weighted average exercise prices were $0.0082 and $0.0066 at September 30, 2005 and December 31, 2004, respectively.  As a result of a 1-for-100 reverse common stock split effected by the Company in December 2003, each Series A-2 share was subsequently convertible into approximately 0.01 shares of common stock.

During 2004, certain employees exercised 164,107 stock options in exchange for shares of Series A-2 Preferred Stock for an aggregate amount of $5,373.

During the nine months ended September 30, 2005, certain employees exercised 606,380 stock options in exchange for shares of Series A-2 Preferred Stock for an aggregate amount of $19,857.

NOTE 10 - INCOME TAXES

The Company provides for income taxes based on the asset and liability method required by SFAS No. 109, Accounting for Income Taxes.  Under the asset and liability method, deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 10 - INCOME TAXES (continued)

Significant components of the Company’s net deferred income taxes consists of the following as of:

	September 30, 2005	December 31, 2004
Deferred tax assets:
Net operating loss carryforwards	$45,056,444	$42,579,303
Amortization of intangible assets	1,679,515	1,800,310
Research and development credits	663,828	513,828
Depreciation	306,351	319,738
Bad debt reserve	18,505	103,384
Total deferred tax assets	47,724,643	45,316,563
Valuation allowance for deferred tax assets	(47,724,643)	(45,316,563)
Net deferred tax assets	$—	$—

FAS 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  After consideration of all the evidence, management has determined that a full valuation allowance as of September 30, 2005 and December 31, 2004 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized.

At September 30, 2005 and December 31, 2004, the Company had net operating loss (NOL) carryforwards of approximately $109.9 million and $103.9 million, respectively.  The Company’s NOL carryforwards will start to expire in 2019.  The Company’s ability to recognize its net operating loss carryforwards and federal income tax credits probably will be limited since the Company had a change in ownership as defined by Section 382 of the Internal Revenue Code.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has various noncancelable operating leases, primarily for office facilities and computer equipment.  Lease terms are generally 36 months for the equipment and 60 months for the facilities. Future minimum lease payments under these operating lease commitments, including payments related to the lease termination, are as follows for the 12 month periods ending September 30,:

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 11 - COMMITMENTS AND CONTINGENCIES (continued)

2006	$559,202
2007	546,517
2008	560,165
2009	330,165
$1,996,049

The new lease for facilities located in Reston, Virginia entered into in March 2004 provided for abatements of rent as follows: 100% abatement of monthly rent from the date of Company facility occupation in May through August 2004 of approximately $37,100 per month; and a $5,000 monthly rent abatement from September 2004 through September 2005.  The lease also provided for the landlord to reimburse up to $160,664 for construction of leasehold improvements made by the Company in making the premises ready for occupancy and use by it.  The cost of “Leasehold Improvements” capitalized during the year ended December 31, 2004 reflect a credit for the full reimbursement by the landlord of $160,664.

As a result of Hurricane Katrina in August 2005, premises under a noncancelable operating lease in New Orleans, Louisiana became uninhabitable.  The above lease table excludes amounts due under the lease after August 2005, since the Company does not expect to be able to occupy the premises from that date until its expiration on March 31, 2006.  The Company also ceased paying the monthly rent of approximately $13,000 and stopped relieving the related liability (see Note 12) after August 2005.

Rent expense was approximately $541,000 and $951,000 for the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively.

Employment Agreements

The Company has entered into employment contracts with certain of its Officers and other key employees for terms that cease in subsequent years with total annual minimum commitments as follows:

Year ending December 31, 2005	$400,000

Total	$400,000

These contracts also provided for discretionary and performance bonuses and severance under certain circumstances which, among other things, includes terminations after a

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 11 - COMMITMENTS AND CONTINGENCIES (continued)

Company “sale event.”  To the date of the issuance of these consolidated financial statements no such Company sale related severance liability has been incurred that requires provision in the Company’s financial statements.  At December 31, 2004, accrued expenses includes $258,000 of discretionary and performance bonuses.  The Company incurred $300,000 of basic compensation under these agreements during the nine months ending September 30, 2005.

The above-tabled officer employment agreements and at-will employment agreements with two other key employees provided for an aggregate severance obligation of $537,500 in the event of termination without cause for these four individuals, none of whom have been terminated as of the date of issuance of these financial statements.  As a result of the CA acquisition of the Company described in Note 14, all of these individuals agreed to become at-will employees effective October 14, 2005.  The two officers will receive “stay bonuses” if they remain in the employ of the Company at dates that are 6 months and 12 months after the effective date, which stay periods have not yet been completed.   The other two employees have no such “stay bonus” arrangements.

Legal Matters

UBS/Renew Data Settlement

On November 24, 2005, the Company and one of its previously significant customers advised the judge in New York Supreme Court that a “settlement in principle” had been reached whereby that customer and the Company were in the process of drafting agreements whereby 2 lawsuits relating to Company work performed on a data migration project related to archived e-mail for the customer involving a significant Company subcontractor would be settled.  In principle, the three parties (the customer, the subcontractor and the Company) agreed that: 1) each of the parties would withdraw all claims and discontinue the lawsuits, 2) the customer would pay the subcontractor $250,000, 3) the Company also would pay the subcontractor $250,000, and 4) the Company would freeze the maintenance fee it was charging the customer for the Company’s Assentor product for a period of one year.

The legal disputes arose out of contracts between the Company and the customer entered into in 2004, which called for delivery to the customer to take place in late 2004, and that the Company would be subject to financial penalties if it was unable to complete the project on time on December 10, 2004.  In that regard, the customer was to bear daily data storage charges from the Company’s subcontractor up to the agreed delivery date. The project experienced significant delays involving disputes with the customer over their failure to provide data and information.  The project also experienced delays

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 11 - COMMITMENTS AND CONTINGENCIES (continued)

ascribed by the Company to the subcontractor’s performance on the project and the Company asserted that the subcontractor repeatedly breached its contractual obligation not to directly communicate with the customer.  The subcontractor, on the other hand demanded payment for storage charges occurring after the project’s due date of December 10, 2004.

Based on the “settlement in principle” reached between the parties on November 24, 2005, the Company has reflected the impact of the settlement as it relates to amounts billed by the Company to the customer as of December 31, 2004 within the consolidated financial statements for the year then ended, on the assumption that the parties will be able to finalize definitive written agreements that are consistent with the “settlement in principle.”  The Company has also reflected the impact of the settlement with its subcontractor, that requires the Company to pay the settlement amount of $250,000, within the consolidated financial statements for the year ended December 31, 2004.

As a result of the legal dispute arising out of the contract entered into, iLumin recognized an overall loss on the contract.  This loss totals approximately $388,540 and is represented in entirety during the year ended December 31, 2004.  As of September 30, 2005, the remaining liability on the project is $250,000.

Accounts receivable included $0 and $1,010,315 owed to the Company by the customer, after giving effect to the “settlement in principle” as of September 30, 2005 and December 31, 2004, respectively.  The Company continues to do business with this customer who accounted for 4% of revenue during the nine months ended September 30, 2005 and 16% of revenue during the year ended December 31, 2004.

Accounts payable included $250,000 and $925,709 owed by the Company to the subcontractor as of September 30, 2005 and December 31, 2004, respectively. The Company no longer does business with this subcontractor.  The subcontractor provided services exclusively in connection with the services provided by the Company to the aforementioned customer, therefore, this will not materially impact the business operations.

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 11 - COMMITMENTS AND CONTINGENCIES (continued)

Other

The Company is subject to various other customer, vendor, personnel related and other claims and assessments during the normal course of business.  In the opinion of management, none of these matters, except as specifically described above, will result in a material adverse impact on the consolidated financial statements.  Accordingly, no liability has been recorded in the accompanying consolidated financial statements related to these type matters.

NOTE 12 – RESTRUCTURING CHARGES

During 2002, the Company approved a plan to terminate certain employees and to cancel an office lease facility in New Orleans, Louisiana.  At December 31, 2004, approximately $161,000 and $40,000 of accrued restructuring costs related to the lease termination were included in accrued expenses and other long-term liabilities in the balance sheet, respectively.

During the nine months ended September 30, 2005, the Company made payments of approximately $106,000 for these restructuring charges and at September 30, 2005, approximately $94,000 and $0 of accrued restructuring costs related to the lease termination were included in current accrued expenses and other long-term liabilities in the balance sheet, respectively.

NOTE 13 - EMPLOYEE BENEFIT PLAN

Effective May 1, 2000, the Company adopted the iLumin Corporation 401(k) Plan (the 401(k) Plan), which covers substantially all employees and allows them to defer up to 15% of their income, subject to IRS limitations. Under the terms of the 401(k) Plan, the Company makes discretionary matches of the employees’ contributions, which vest over four years. For both the nine months ended September 30, 2005 and the year ended December 31, 2004, the Company matched 100% of the first 3% of employee contributions, which totaled approximately $136,000 for each period.

iLumin Software Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NOTE 14 - SUBSEQUENT EVENTS

Acquisition of Company by Computer Associates International, Inc. (“CA”)

Computer Associates International, Inc. (“CA”) acquired all the issued and outstanding stock of the Company on October 14, 2005 pursuant to an “Agreement and Plan of Merger” dated as of September 30, 2005.  Consideration paid by CA for the Company’s stock totaled $47,000,000, from which Company debt outstanding on the date the acquisition took place was to be paid out of the proceeds.  As a result of this transaction the Company became a wholly-owned subsidiary of CA by virtue of CA acquiring all common stock, preferred stock, and warrants or options convertible directly into common stock and convertible to common via preferred stock.